UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
5.50% Notes due September 2022	FNF22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Agreement

On January 25, 2021, each of Fidelity National Title Insurance Company, Commonwealth Land Title Insurance Company and Chicago Title Insurance Company (collectively, the “Subscribers”), each a subsidiary of Fidelity National Financial, Inc., entered into common stock subscription agreements (the “Subscription Agreements”), with Acrobat Holdings, Inc., a Delaware corporation (the “Company”), and Foley Trasimene Acquisition Corp. (“FTAC”), pursuant to which, the Subscribers have agreed to purchase from the Company and the Company has agreed to issue and sell to the Subscribers, in the aggregate, $150,000,000 (the “Purchase Price”) of Class A Common Stock, par value $0.0001 per share, of the Company at a purchase price of $10.00 per share (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on the satisfaction or waiver of all conditions set forth in that certain Business Combination Agreement, dated as of January 25, 2021, by and among the Company, FTAC, Tempo Holding Company, LLC, a Delaware limited liability company (“Alight”), and the other parties thereto (the “Business Combination Agreement”), and on the transactions contemplated by the Business Combination Agreement (the “Business Combination”) being consummated immediately following the closing of the PIPE Investment. The proceeds from the Subscription Agreements will be used to partially fund the cash consideration to be paid by FTAC to the direct and indirect equityholders of Alight at the closing of the Business Combination and for other uses in connection with the closing. The Business Combination is expected to close in the second quarter of 2021. In connection with the PIPE Investment, the Company has agreed to pay each Subscriber a fee of 2.5% of the applicable Purchase Price to be paid by such Subscriber upon the consummation of the Business Combination.

The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Business Combination Agreement, (ii) the mutual written agreement of the parties thereto or (iii) at a Subscriber’s election, on or after the termination date under the Business Combination Agreement, which is July 25, 2021 subject to two, 90-day extensions in the event all conditions to closing under the Business Combination Agreement have been satisfied or are capable of being satisfied other than the receipt of requisite regulatory approvals (such date, the “Termination Date”) and subject to automatic extension if any action by Alight for specific performance or other equitable relief by Alight with respect to the Merger Agreement, the other transaction agreements specified in the Merger Agreement or otherwise regarding the Business Combination is commenced or pending on or prior to the Termination Date.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Subscription Agreements, the form of which is attached as Exhibit 10.1, to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date: January 26, 2021	By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary